UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

713-324-2639 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, we issued a press release announcing the election to our Board of Directors on that date of Bonnie S. Reitz to fill a vacancy on the Board. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.  Ms. Reitz was elected by the current members of the Board and will serve in Class I of the Board, the term of which is scheduled to expire at the annual meeting of stockholders in 2008.

Ms. Reitz, 53, is the Founder of Inside Out-Culture to Customer, a consulting company that she founded in April 2003.  She retired in March 2003 as Senior Vice President—Sales and Distribution of Continental Airlines, a position she had held since 1996.  She previously served as Vice President of Marketing and Sales at Continental and at System One Information Management, Inc.  Ms. Reitz is also a director of PNM Resources, Inc.

Item	9.01	Financial Statements and Exhibits
		99.1 Press Release – Election of New Director

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: July 5, 2006	/s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release – Election of New Director